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                                                                   Exhibit 10.26

                           AVALONBAY COMMUNITIES, INC.

             SUMMARY OF PRINCIPAL TERMS OF OFFICER SEVERANCE PROGRAM


         The Company's Officer Severance Program is designed to provide severance protection to officers whose employment is terminated in connection with a change in control of the Company and who do not have severance protection under an employment agreement with the Company. The principal features of the program are described below. This is just a summary and is qualified in its entirety by reference to the complete text of the Officer Severance Program, which is available to all officers.

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   FEATURE                                                      SUMMARY OF PROVISION
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
1.   Officers covered by program         All Vice Presidents.  Officers with more senior positions who are not covered by severance arrangements under an agreement with the
                                         Company that provides greater severance benefits are also covered by the program.
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2.   Circumstances under which           This is a "double trigger" program -- i.e., there must be a change
     severance protection provided       in control AND the officer's employment must be terminated or constructively terminated without cause by the Company.  Officers will NOT receive severance benefits in connection with the following terminations:  a voluntary resignation by the officer under circumstances which do not constitute a "constructive termination" by the Company; a termination by the Company for cause; a termination of the officer's employment on account of death or disability.
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3.   Definition of "change in control"   "Change in Control" is defined in the same way as in the
                                          Company's stock option plan.
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4.   Period of time in which severance   Severance benefits are provided if the officer is terminated or
     benefit protection is provided.     constructively terminated during the two years following a change in control or during the six months prior to a change in control.
---------------------------------------- --------------------------------------------------------------------
5.   Amount of cash severance            An amount of cash equal to one times the sum of (i) base salary plus
                                         (ii) the average cash bonus paid during the prior two years. (The multiplier is reduced to one-half in the case of a constructive termination due to a requirement that the officer relocate to a different metropolitan area). The officer will also receive all accrued base salary and incentive cash compensation through the date of termination.
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6.   Treatment of equity-based awards    Accelerated vesting of all unvested options and restricted stock grants. Options will thereafter be exercisable for the period of time provided in the applicable option agreement.
---------------------------------------- --------------------------------------------------------------------
7.   Welfare benefits (health, dental,   Continuation of all benefits for 18 months with COBRA eligibility
     life, etc.)                         thereafter. The Company will not be obligated to continue
                                         contributing the whole life portion of the premiums on split dollar life insurance policies.
---------------------------------------- --------------------------------------------------------------------
8.   Gross-up for excise tax             In the event that the officer is subject to the "golden
     ("golden parachute tax").           parachute tax" rules, the severance benefits will be capped at the
                                         Internal Revenue Code Section 280(G) maximum if the officer is, on a net after tax basis, better off by so capping the severance benefits.
---------------------------------------- --------------------------------------------------------------------
9.   Effect of subsequent employment     Cash severance will not be reduced as result of compensation
     on severance                        that the officer receives from a subsequent employer. However, the
---------------------------------------- --------------------------------------------------------------------


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

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
     benefits.                           welfare (i.e., insurance) benefits will be reduced to
                                         the extent that the officer obtains comparable benefits from a subsequent employer.
---------------------------------------- --------------------------------------------------------------------
10.  Enforcement of agreement            The Company will reimburse the officer for all reasonable legal fees and expenses incurred in enforcing the agreement.  There is a compulsory arbitration clause.
---------------------------------------- --------------------------------------------------------------------
11.  Constructive termination            The following constitute a "constructive termination" by the Company such that the officer can resign during the 24 months following a change in control (or during the 6 months prior to a change in control) and receive the severance benefits under the program:

                                         -    a material adverse change in functions, duties or
                                              responsibilities

                                         -    involuntary relocation of the officer's offices to a location outside of the metropolitan area where the employee is
                                              principally employed prior to the change in control or
                                              anticipated change in control (note: a termination on account of a relocation receives a one-half cash lump sum rather than a 1x cash lump sum)

                                         -    Reduction or elimination of any material compensation program unless comparable or substitute benefits are provided

                                         -    Acquiring company fails to honor any compensation arrangement
---------------------------------------- --------------------------------------------------------------------
12.  Release                             As a condition to receiving the severance benefits, an officer will be required to sign a release of all claims and a one-year non-solicitation agreement.
---------------------------------------- --------------------------------------------------------------------
13.  Other terms                         The text of the formal program contains a number of important defined terms and other provisions.
---------------------------------------- --------------------------------------------------------------------

                           AVALONBAY COMMUNITIES, INC.

                             OFFICER SEVERANCE PLAN


         1. PURPOSE. AvalonBay Communities, Inc. (the "COMPANY") considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel. The Board of Directors of the Company (the "BOARD") recognizes, however, that, as is the case with many publicly held corporations, the possibility of a Change in Control (as defined in Section 2 hereof) exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders. Therefore, the Board has determined that the AvalonBay Communities, Inc. Officer Severance Plan (the "PLAN") should be adopted to reinforce and encourage the continued attention and dedication of the Covered Employees (as defined below) to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control. The term "Covered Employee" means any officer of the Company holding the position of Vice President or higher (it being noted that any officer receiving severance payments under any other agreement or arrangement with the Company shall be subject to the limitation on benefits hereunder set forth in the last sentence of Section 4 hereof) (each, a "COVERED EMPLOYEE"). Nothing in this Plan shall be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Covered Employee and the Company or any of its subsidiaries or affiliates (together with the Company, the "EMPLOYERS"), the Covered Employee shall not have any right to be retained in the employ of the Employers.

         2. CHANGE IN CONTROL. For purposes of this Plan, a "Change in Control" shall mean the occurrence of any one of the following events:

                  (a) Any individual, entity or group (a "PERSON") within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "ACT") (other than the Company, any corporation, partnership, trust or other entity controlled by the Company (a "SUBSIDIARY"), or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such Person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act) of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities having the right to vote generally in an election of the Company's Board of Directors ("VOTING SECURITIES"), other than as a result of (i) an acquisition of securities directly from the Company or any Subsidiary or (ii) an acquisition by any corporation pursuant to a reorganization, consolidation or merger if, following such reorganization, consolidation or merger the conditions described in clauses (i), (ii) and (iii) of subparagraph (c) of this Section 2 are satisfied; or

                  (b) Individuals who, as of the Effective Date, constitute the Company's Board of Directors (the "INCUMBENT DIRECTORS") cease for any reason to constitute at least a majority of the Board, provided, however, that any individual becoming a director of the Company subsequent to the date hereof (excluding, for this purpose, (i) any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, and (ii) any individual whose initial assumption of office is in connection with a reorganization, merger or consolidation, involving an unrelated entity and occurring after the date hereof), whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the persons then comprising Incumbent Directors shall for purposes of this Plan be considered an Incumbent Director; or

                  (c) Consummation of a reorganization, merger or consolidation of the Company, unless, following such reorganization, merger or consolidation, (i) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Voting Securities immediately prior to such reorganization, merger or consolidation, (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company, a Subsidiary or the corporation resulting from such reorganization, merger or consolidation or any subsidiary thereof, and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 30% or more of the outstanding Voting Securities), beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation;

                  (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

                  (e) The sale, lease, exchange or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale, lease, exchange or other disposition (i) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the outstanding Voting Securities immediately prior to such sale, lease, exchange or other disposition, (ii) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or a Subsidiary or such corporation or a subsidiary thereof and any Person beneficially owning, immediately prior to such sale, lease, exchange or other disposition, directly or indirectly, 30% or more of the outstanding Voting Securities), beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board of Directors providing for such sale, lease, exchange or other disposition of assets of the Company.

         Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred for purposes of this Plan solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate voting power represented by the Voting Securities beneficially owned by any Person to 30% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any Person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Stock or other Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a "Change in Control" shall be deemed to have occurred for purposes of this Plan.

         3. TERMINATING EVENT. A "Terminating Event" shall mean the termination of employment of a Covered Employee in connection with any of the events provided in this Section 3 occurring within twenty-four (24) months following a Change in Control. In addition, notwithstanding the foregoing, in the event of the termination of employment of a Covered Employee in connection with any of the events provided in this Section 3 within six (6) months prior to the occurrence of a Change in Control (based on an event, such as a Notice of Termination, that occurred within such six (6) month period prior to a Change in Control), such termination shall, upon the occurrence of a Change in Control, be deemed a Terminating Event under this Plan. To give effect to the prior sentence, references in Sections 3(b)(ii), (iii) and (iv) to circumstances existing "immediately prior to a Change in Control" will be interpreted to mean, in a case where the six month look-back of the prior sentence is being applied, to circumstances existing immediately prior to the change in circumstances.

                  (a) termination by the Employers of the employment of the Covered Employee with the Employers for any reason other than (i) for Cause or (ii) as a result of the death or disability (as determined under the Employers' then existing long-term disability coverage) of such Covered Employee. "Cause" shall mean, and shall be limited to, the occurrence of any one or more of the following events:

                           (i) the Covered Employee is convicted of or enters a
                  plea of nolo contendere to an act which is defined as a felony under any federal, state or local law, not based upon a traffic violation, which conviction or plea has or can be expected to have, in the good faith opinion of the Board of Directors or the CEO, a material adverse impact on the business or reputation of the Company; or

                           (ii) any one or more acts of theft, larceny,
                  embezzlement, fraud or material intentional misappropriation from or with respect to the Company; or

                           (iii) a breach by the Covered Employee of his
                  fiduciary duties under Maryland law as an officer, or a material breach by the Covered Employee of any rule, regulation, policy or procedure of the Company that is generally announced or distributed to, and applies to, all employees of the Company or a subset of employees that includes the Covered Employee (including, without limitation, in all events the Company's ethics, sexual harassment and insider trading policies); or

                           (iv) the Covered Employee's commission of any one or
                  more acts of gross negligence or willful misconduct which in the good faith opinion of the Board of Directors or the CEO has resulted in material harm to the business or reputation of the Company; or

                           (v) the deliberate or willful failure by the Covered
                  Employee (other than by reason of the Covered Employee's physical or mental illness, incapacity or disability) to substantially perform the Covered Employee's duties with the Employers and the continuation of such failure for a period of fifteen (15) days after written notice thereof.

                  A Terminating Event shall not be deemed to have occurred pursuant to this Section 3(a) solely as a result of the Covered Employee being an employee of any direct or indirect successor to the business or assets of any of the Employers, rather than continuing as an employee of the Employers following a Change in Control. For purposes of clauses (iv) and (v) of this Section 3(a), no act, or failure to act, on the Covered Employee's part shall be deemed "willful" unless done, or omitted to be done, by the Covered Employee without reasonable belief that the Covered Employee's act, or failure to act, was in the best interest of the Employers; or

                  (b) termination by the Covered Employee of the Covered Employee's employment with the Employers for Good Reason. "Good Reason" shall mean the occurrence of any of the following events:

                           (i) a material adverse change in the functions,
                  duties or responsibilities of the Covered Employee's position (other than a termination of employment for Cause) which would reduce the level, importance or scope of such position (a change in the person and/or department to whom the Covered Employee is required to report, or a change in the personnel that report to the Covered Employee, shall not by itself constitute a material adverse change in the Covered Employee's position); or

                           (ii) the relocation of the office at which the
                  Covered Employee is principally located immediately prior to the Change in Control (the "Original Office") to a new location outside of the metropolitan area of the Original Office or the failure to locate the Covered Employee's own office at the Original Office (or at the office to which such office is relocated which is within the metropolitan area of the Original Office); or

                           (iii) either (X) the failure by the Company to
                  continue in effect any compensation plan or program in which the Covered Employee participates immediately prior to a Change in Control which is material to the Covered Employee's total compensation, unless comparable alternative arrangements (embodied in ongoing substitute or alternative plans or programs) have been implemented with respect to such plans or programs, or (Y) the failure by the Company to continue the Covered Employee's participation therein following a Change in Control (or in such substitute or alternative plans or programs) on a basis not materially less favorable, in terms of the amount of benefits provided and the level of the Covered Employee's participation relative to other participants, as existed during the last completed fiscal year of the Company prior to the Change in Control (the occurrence of either failure in clause (X) or (Y), a "CIC COMPENSATION FAILURE"); PROVIDED, HOWEVER, that in no event shall a CIC Compensation Failure have occurred if:

                                                (A) the value of the Covered
                                   Employee's total annual compensation
                                   following a Change in Control, including, but not limited to, cash compensation (including salary and bonus), stock grants (valued using stock price less consideration paid), stock options (valued using the Black-Scholes method or a variation thereof, as determined by the Board of Directors or a compensation consultant engaged by the Board of Directors) and benefits (valued using an actuarial or similar valuation method), is at least 90% of the Covered Employee's total annual compensation in the last fiscal year prior to the Change in Control; or

                                                (B) (I) the Covered Employee's
                                        total annual cash compensation
                                        (including salary and bonus) following a Change in Control is at least 90% of what it was in the year prior to the Change in Control, with such reasonable adjustments thereto as are necessary to give effect to performance based bonuses (with respect to which the performance criteria may reasonably be modified) and the level of performance achieved with respect thereto;

                                                (II) the total value of the
                                        Covered Employee's annual stock grants
                                        (valued using stock price less
                                        consideration paid) following a Change
                                        in Control are at least 90% of what they were in the year prior to the Change in Control, with such reasonable adjustments thereto as are necessary to give effect to (x) performance based bonuses (with respect to which the performance criteria may reasonably be modified) and the level of performance achieved with respect thereto, and (y) to changes in the price of the Company's or the successor's stock due to market fluctuations;

                                                (III) the Covered Employee's
                                        total annual stock option grants
                                        (measured either by (a) total value, as
                                        determined as described in the preceding paragraph (A), or (b) total "leverage potential" (i.e., the number of options granted multiplied by the exercise price, after giving effect to changes in the price of the Company's or the successor's stock due to market fluctuations)) are at least 90% of what they were in the year prior to the Change in Control, with such reasonable adjustments thereto as are necessary to give effect to performance based bonuses (with respect to which the performance criteria may reasonably be modified) and the level of performance achieved with respect thereto; and

                                                (IV) there is not a material
                                        reduction in the Covered Employee's
                                        benefits as compared to the last fiscal
                                        year prior to the Change in Control; or

                           (iv) the failure by the Employers to obtain an
                  effective agreement from any successor to assume and agree to perform this Plan.

         4. SPECIAL TERMINATION BENEFITS. In the event a Terminating Event occurs with respect to a Covered Employee,

                  (a) the Employers shall pay to the Covered Employee an amount equal to all accrued but unpaid annual base salary and all earned but unpaid cash incentive compensation earned through such Covered Employee's Date of Termination. Said amount shall be paid in one lump sum payment no later than thirty-one (31) days following the Date of Termination (as such term is defined in Section 8(b)); and

                  (b) if and only if such Terminating Event is not described in
         Section 3(b)(ii), the Employers shall pay to the Covered Employee an amount equal to the sum of the following:

                           (i) one times the amount of the current annual base
                  salary of the Covered Employee, determined prior to any reductions for pre-tax contributions to a cash or deferred arrangement or a cafeteria plan; and

                           (ii) one times the amount of the average annual cash
                  bonus earned by the Covered Employee with respect to the two
                  (2) calendar years immediately prior to the Change in Control determined prior to any reductions for pre-tax contributions to a cash or deferred arrangement or a cafeteria plan (provided, however, that if the Covered Employee's tenure with the Company is such that prior to the Terminating Event the Covered Employee has earned an annual bonus only with respect to the calendar year immediately prior to the Change in Control, then such annual bonus shall be deemed to have been earned with respect to the two (2) calendar years immediately prior to the Change in Control; and, provided further, however, that if the Covered Employee's tenure with the Company is such that prior to the Terminating Event the Covered Employee has not earned an annual bonus, then the Covered Employee's target annual bonus immediately prior to the Change in Control shall be deemed to have been earned with respect to the two (2) calendar years immediately prior to the Change in Control).

         Said amount shall be paid in one lump sum payment no later than thirty-one (31) days following the Date of Termination; and

                  (c) if and only if such Terminating Event is described in
         Section 3(b)(ii), the Employers shall pay to the Covered Employee an amount equal to the sum of the following:

                           (i) one-half times (0.5) the amount of the current
                  annual base salary of the Covered Employee, determined prior to any reductions for pre-tax contributions to a cash or deferred arrangement or a cafeteria plan; and

                           (ii) one-half times (0.5) times the amount of the
                  average annual cash bonus earned by the Covered Employee with respect to the two (2) calendar years immediately prior to the Change in Control determined prior to any reductions for pre-tax contributions to a cash or deferred arrangement or a cafeteria plan, with procedures similar to those described in
                  Section 4(b)(ii) to determine such average.

         Said amount shall be paid in one lump sum payment no later than thirty-one (31) days following the Date of Termination (as such term is defined in Section 8(b)); and

                  (d) the Employers shall continue to provide health, dental and life insurance (or contribute a portion of the cost thereof) to the Covered Employee, on the same terms and conditions as though the Covered Employee had remained an active employee, for eighteen (18) months after the Terminating Event or until such earlier date as the Covered Employee obtains comparable benefits through other employment or payment to the Covered Employee of a present value equivalent of the costs of such benefits to the Company (provided, however, that this clause (d) shall in no event obligate the Company to continue to fund the premiums on any split dollar life insurance policy pursuant to arrangements that were in effect while the Covered Employee was employed); and

                  (e) the Employers shall take whatever action is necessary (i) to cause the Covered Employee to become vested as of the Date of Termination in all stock options, restricted stock grants, and all other equity-based awards and (ii) to be entitled (A) to exercise and continue to exercise all stock options and all other equity-based awards having an exercise schedule and (B) to retain such grants and awards, but in each case under clauses (A) and (B) such right to exercise and retain shall last only for so long as, and shall apply only to the same extent as, if such options, grants and awards had vested prior to termination of employment and their treatment following such termination were determined in accordance with the terms of the applicable stock option agreement, grant agreement or other equity award agreement and the incentive plans governing such agreements. Reference in this regard is made to the clarification set forth in
         Section 5; and

                  (f) the Employers shall provide COBRA benefits to the Covered Employee following the end of the period referred to in Section 4(d) above, such benefits to be determined as though the Covered Employee's employment had terminated at the end of such period; and

                  (g) notwithstanding the foregoing, if the Terminating Event occurs before the Change in Control, the special termination benefits required by this Section 4 shall be paid, or commence, as the case may be, no later than thirty-one (31) days after the consummation of the Change in Control.

         Notwithstanding the foregoing, the special termination benefits required by Sections 4(b) or 4(c) shall be reduced by any amount paid or payable to the Covered Employee by the Employers under the terms of any employment agreement or other plan or arrangement providing for compensation upon such Covered Employee's termination of employment (other than payment of accrued vacation benefits and payments under any deferred compensation plan). Other benefits under this Plan shall also be reduced or eliminated to the extent provided to the Covered Employee under other agreements or arrangements. Therefore, a Covered Employee with an employment agreement or arrangement that provides greater severance benefits than those provided in this Officer Severance Program will receive no payments or benefits under this Officer Severance Program.

         5. CLARIFICATION REGARDING TREATMENT OF OPTIONS AND RESTRICTED STOCK. The stock option and restricted stock agreements (the "EQUITY AWARD AGREEMENTS") that the Covered Employee has or may receive may contain language regarding the effect of a termination of the Covered Employee's employment under certain circumstances. Notwithstanding such language in the Equity Award Agreements, for so long as this Plan is in effect, the Company will be obligated, if the terms of this Plan are more favorable in this regard than the terms of the Equity Award Agreements, to take the actions required under Section 4(e) hereof upon the happening of a Terminating Event. That section provides that the Company will cause the Covered Employee to become vested as of the Date of Termination in all equity-based awards, and that such equity-based awards will thereafter be subject to the provisions of the applicable Equity Award Agreement as it applies to vested awards upon a termination. For purposes of clarification, although an option grant may vest under termination circumstances described above, such option will thereafter be exercisable only for so long as the related option agreement provides, except that the Compensation Committee of the Board of Directors may, in its sole discretion, elect to extend the expiration date of such option. For example, in general the Covered Employees' option agreements provide that (in the absence of an extension by the Compensation Committee) upon a termination of employment for any reason other than death, disability, retirement or cause, any vested options will only be exercisable for three months from the date of termination or, if earlier, the expiration date of the option.

         6. ADDITIONAL BENEFITS.

                  (a) Anything in this Plan to the contrary notwithstanding, in the event that any compensation, payment or distribution by the Employers to or for the benefit of a Covered Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, (the "SEVERANCE PAYMENTS"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "CODE"), the following provisions shall apply to such Covered Employee:

                           (i) If the Severance Payments, reduced by the sum of
                  (1) the Excise Tax and (2) the total of the Federal, state, and local income and employment taxes payable by the Covered Employee on the amount of the Severance Payments which are in excess of the Threshold Amount, are greater than or equal to the Threshold Amount, the Covered Employee shall be entitled to the full benefits payable under this Plan.

                           (ii) If the Threshold Amount is less than (x) the
                  Severance Payments, but greater than (y) the Severance Payments reduced by the sum of (1) the Excise Tax and (2) the total of the Federal, state, and local income and employment taxes on the amount of the Severance Payments which are in excess of the Threshold Amount, then the benefits payable under this Plan shall be reduced (but not below zero) to the extent necessary so that the maximum Severance Payments shall not exceed the Threshold Amount. To the extent that there is more than one method of reducing the payments to bring them within the Threshold Amount, the Covered Employee shall determine which method shall be followed; provided that if the Covered Employee fails to make such determination within 45 days after the Employers have sent the Covered Employee written notice of the need for such reduction, the Employers may determine the amount of such reduction in its sole discretion.

         For the purposes of this Section 6, "Threshold Amount" shall mean three times the Covered Employee's "base amount" within the meaning of
         Section 280G(b)(3) of the Code and the regulations promulgated thereunder less one dollar ($1.00); and "Excise Tax" shall mean the excise tax imposed by Section 4999 of the Code, or any interest or penalties incurred by the Covered Employee with respect to such excise tax.

                  (b) The determination as to which of the alternative provisions of Section 6(a) shall apply to the Covered Employee shall be made by such nationally recognized accounting firm as may at that time be the Company's independent public accountants immediately prior to the Change in Control (the "ACCOUNTING FIRM"), which shall provide detailed supporting calculations both to the Employers and the Covered Employee within 15 business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by the Employers or the Covered Employee. For purposes of determining which of the alternative provisions of Section 6(a) shall apply, the Covered Employee shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in the state and locality of the Covered Employee's residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. Any determination by the Accounting Firm shall be binding upon the Employers and the Covered Employee.

         7. WITHHOLDING. All payments made by the Employers under this Plan shall be net of any tax or other amounts required to be withheld by the Employers under applicable law.


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


         8. NOTICE AND DATE OF TERMINATION; ETC.

                  (a) NOTICE OF TERMINATION. Any purported termination by the Employer of a Covered Employee's employment (other than by reason of death) within 24 months following a Change in Control shall be communicated by written Notice of Termination from the Employers to the Covered Employee in accordance with this Section 8. For purposes of this Plan, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Plan relied upon and the Date of Termination. Further, a Notice of Termination for Cause is required to include a written explanation as to the basis for such termination.

                  (b) DATE OF TERMINATION. "Date of Termination," with respect to any purported termination of a Covered Employee's employment by the Employers within twenty-four (24) months after a Change in Control, shall mean the date specified in the Notice of Termination which, in the case of a termination by the Employers other than a termination for Cause (which may be effective immediately), shall not be less than 30 days after the Notice of Termination is given. Notwithstanding Section 3(a) of this Plan, in the event that a Covered Employee gives a Notice of Termination to the Employers, the Employers may unilaterally accelerate the date of termination of such Covered Employee and such acceleration shall not constitute an independent Terminating Event for purposes of Section 3(a) of this Plan or a violation of the preceding sentence (I.E., the Covered Employee will be entitled to severance payments and benefits hereunder only if such Covered Employee's Notice of Termination was with respect to a termination for Good Reason).

                  (c) NO MITIGATION. The Covered Employee is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Covered Employee by the Employers under this Plan. Further, the amount of any payment provided for in this Plan shall not be reduced by any compensation earned by the Covered Employee as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Covered Employee to the Employers, or otherwise.



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

         9.  OF DISPUTES; PROCEDURES AND SCOPE OF ARBITRATION.

         (a) All controversies and claims arising under or in connection with this Plan or relating to the interpretation, breach or enforcement thereof and all other disputes between a Covered Employee and the Company, shall be resolved by expedited, binding arbitration, to be held in California or Virginia, as selected by the Covered Employee, in accordance with the applicable rules of the American Arbitration Association governing employment disputes. In any proceeding relating to the amount owed to a Covered Employee in connection with his termination of employment, it is the contemplation under this Plan that the only remedy that the arbitrator may award in such a proceeding is an amount equal to the termination payments and benefits required to be provided under the applicable provisions of Section 4 and, if applicable, Section 6 hereof, to the extent not previously paid, plus the costs of arbitration and the Covered Employee's reasonable attorneys fees and expenses as provided below. Any award made by such arbitrator shall be final, binding and conclusive on the Company and the Covered Employee for all purposes, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

         (b) Except as otherwise provided in this paragraph, each party shall pay the cost of his or its own legal fees and expenses incurred in connection with an arbitration proceeding. Provided an award is made in favor of the Covered Employee in such proceeding, all of his reasonable attorneys fees and expenses incurred in pursuing or defending such proceeding shall be promptly reimbursed to the Covered Employee by the Company within five days of the entry of the award. Any award of reasonable attorneys' fees shall take into account any offer of the Company, such that an award of attorneys' fees to the Covered Employee may be limited or eliminated to the extent that the final decision in favor of the Covered Employee does not represent a material increase in value over the offer that was made by the Company during the course of such proceeding. However, any elimination or limitation on attorneys' fees shall only apply to those attorneys' fees incurred after the offer by the Company.

         (c) In any case where the Company or any other person seeks to stay or enjoin the commencement or continuation of an arbitration proceeding, whether before or after an award has been made, or where a Covered Employee seeks recovery of amounts due after an award has been made, or where the Company brings any proceeding challenging or contesting the award, all of a Covered Employee's reasonable attorneys fees and expenses incurred in connection therewith shall be promptly reimbursed by the Company to the Covered Employee, within five days of presentation of an itemized request for reimbursement, regardless of whether the Covered Employee prevails and regardless of the forum in which such proceeding is brought.


         10. BENEFITS AND BURDENS. This Plan shall inure to the benefit of and be binding upon the Employers and the Covered Employees, their respective successors, executors, administrators, heirs and permitted assigns. In the event of a Covered Employee's death after a Terminating Event but prior to the completion by the Employers of all payments due him under this Plan, the Employers shall continue such payments to the Covered Employee's beneficiary designated in writing to the Employers prior to his death (or to his estate, if the Covered Employee fails to make such designation).

         11. ENFORCEABILITY. If any portion or provision of this Plan shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Plan, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Plan shall be valid and enforceable to the fullest extent permitted by law.

         12. WAIVER. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Plan, or the waiver by any party of any breach of this Plan, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

         13. NOTICES. Any notices, requests, demands, and other communications provided for by this Plan shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to a


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Covered Employee at the last address the Covered Employee has filed in writing with the Employers, or to the Employers at their main office, attention of the Board of Directors.

         14. EFFECT ON OTHER PLANS. Nothing in this Plan shall be construed to limit the rights of the Covered Employees under the Employers' benefit plans, programs or policies.

         15. NATURE OF PAYMENTS; REQUIREMENT FOR RELEASE, CONFIDENTIALITY AND NON-SOLICITATION AGREEMENT. The amounts due pursuant to this Plan, except for payment of accrued base salary through the Date of Termination, are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty. The Company may require, as a condition to making the payments and providing the benefits required hereby, that a Covered Employee execute and deliver to the Company a Release and a Non-Solicitation Agreement (as such terms are defined below), and may also require that the Covered Employee acknowledge in writing that he or she is resigning as an officer from the Company and as a director and officer of any subsidiary of the Company for which the Covered Employee serves in such capacity, before any amounts or benefits under this Plan are paid or provided. A "RELEASE" shall mean a written release of all employment-related claims by Covered Employee of the Company in a form and manner reasonably satisfactory to the Company. Such Release shall in all events preserve Covered Employee's continuing rights under this Plan except with respect to any amount paid prior to or simultaneously with the execution of such Release, in which event Covered Employee shall acknowledge receipt of such amount and (if such is the case) that such amount was properly calculated and is in full satisfaction of the Company's obligation to pay such amount. "NON-SOLICITATION AGREEMENT" means an agreement of Covered Employee with the Company that Covered Employee shall not, without the prior written consent of the Company for a period of one year following the Covered Employee's date of termination, solicit or attempt to solicit for employment with or on behalf of any corporation, partnership, venture or other business entity, any employee of the Company or any of its affiliates or any person who was formerly employed by the Company or any of its affiliates within the preceding six months, unless such person's employment was terminated by the Company or any of such affiliates.

         16. AMENDMENT OR TERMINATION OF PLAN. The Company may, upon one year's advance written notice to the Covered Employees, amend or terminate this Plan at any time or from time to time; PROVIDED, HOWEVER, that, with respect to any such notice given on or prior to March 29, 2002, the amendment or termination set forth in such notice shall not, without the written consent of a Covered Employee, in any material adverse way affect the rights of such Covered Employee; and PROVIDED, FURTHER, that during the 24 months following a Change in Control no such amendment or termination shall have a material adverse effect on the rights of a Covered Employee with respect to such Change in Control.

         17. GOVERNING LAW. This Plan shall be construed under and be governed in all respects by the laws of the State of Maryland.

         18. OBLIGATIONS OF SUCCESSORS. In addition to any obligations imposed by law upon any successor to the Employers, the Employers will use their best efforts to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Employers to expressly assume and agree to perform this Plan in the same manner and to the same extent that the Employers would be required to perform if no such succession had taken place.

Adopted by the Compensation Committee of the Board of Directors: as of September 9, 1999


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